EXHIBIT 1

                             JOINT FILING AGREEMENT



         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D (including further amendments thereto) and further agree that this joint filing agreement be included as an exhibit to such joint filings.

         IN WITNESS WHEREOF, the undersigned hereby execute this joint filing agreement this 17th. day of November, 2000.



                                   /s/  Alan Gottlich
                                        Alan S. Gottlich


                                   /s/  Lorraine Gottlich
                                        Lorraine S. Gottlich


                                   /s/  Charles Loccisano
                                        Charles N. Loccisano


                                   /s/  Saul Feiger
                                        Saul Feiger



                                        Charles N Loccisano Irrevocable Trust
                                        F/B/O/ Michael Loccisano


                                        By: /s/  Alan Gottlich
                                            ------------------------------
                                            Alan S. Gottlich, Trustee



                                        Charles N Loccisano Irrevocable Trust
                                        F/B/O/ Marisa Loccisano


                                        By:   /s/  Alan Gottlich
                                           -----------------------------------
                                        Alan S. Gottlich, Trustee